UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004

Portec Rail Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania	15238

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 782-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2. 01 Completion of Acquisition or Disposition of Assets

     On November 1, 2004, Portec Rail Products, Inc, a West Virginia corporation (the “Company”) entered into an Agreement and Amalgamation (the “Acquisition Agreement”) by and among Portec Rail Products, Inc., Portec, Rail Products, Ltd. (“Portec Canada”), Portec, Rail Acquisition Corporation (“PAL”), Kelsan Technologies Corp. (“Kelsan”) and 4245482 Canada, Inc. (“Holdco”). The acquisition of Kelsan was completed on November 30, 2004. This Current Report on Form 8-K/A is being filed in order to file historical financial information for Kelsan and pro forma financial information as required by Instruction 5 to Item 2.01 and Item 9.01.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired (All amounts in Canadian dollars)

	Auditors’ Report	F-2

	Consolidated balance sheet as at September 30, 2003 and 2002	F-3

	Consolidated statement of loss and deficit for the years end September 30, 2003 and 2002	F-4

	Consolidated statement of cash flows for the years end September 30, 2003 and 2002	F-5

	Notes to the consolidated financial statements	F-6

(b)	Unaudited Pro Forma Financial Information

	Introduction to pro forma condensed financial statements	F-24

	Unaudited pro forma condensed balance sheet as of September 30, 2004	F-25

	Unaudited pro forma condensed statement of income for the nine months ended September 30, 2004	F-26

	Unaudited pro forma condensed statement of income for the year ended December 31, 2003	F-27

	Notes to unaudited pro forma condensed financial statements	F-28

(c)	Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: February 14, 2005	By:	/s/ Michael D. Bornak
Michael D. Bornak
Chief Financial Officer

Consolidated Financial Statements

Kelsan Technologies Corp.
September 30, 2003

AUDITORS’ REPORT

To the Shareholders of
Kelsan Technologies Corp.

We have audited the consolidated balance sheet of Kelsan Technologies Corp. as at September 30, 2003 and the consolidated statements of loss and deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada, December 3, 2003.	Chartered Accountants

Kelsan Technologies Corp.
Continued under the laws of Canada

CONSOLIDATED BALANCE SHEET

As at September 30

	2003	2002
	$	$
		[Restated -
		see note 3]
ASSETS [note 10]
Current
Cash and cash equivalents [note 9]	1,312,953	1,754,112
Accounts receivable [note 4]	1,275,506	1,320,495
Investment tax credit receivable [note 4]	224,896	270,000
Inventory [note 5]	626,169	394,825
Prepaid expenses	85,201	26,172

Total current assets	3,524,725	3,765,604

Restricted cash [note 6]	—	80,822
Plant and equipment [note 7]	503,024	442,066
Other assets [note 8]	255,737	182,849
Deferred share issue costs [note 11[c]]	—	626,364

Total assets	4,283,486	5,097,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	650,852	847,006
Current portion of long-term obligations [note 10]	72,317	151,785

Total current liabilities	723,169	998,791
Long-term obligations [note 10]	53,834	68,595
Preferred shares [note 11[c]]	—	3,071,097

Total liabilities	777,003	4,138,483

Commitments [note 12]

Shareholders’ equity
Common shares [note 11[b]]	8,293,496	8,293,496
Preferred shares [note 11[b]]	2,841,549	—
Deficit	(7,628,562)	(7,334,274)

Total shareholders’ equity	3,506,483	959,222

Total liabilities and shareholders’ equity	4,283,486	5,097,705

See accompanying notes

On behalf of the Board:

“Donna Bridgeman”	“Patrick E. Rooney”

Kelsan Technologies Corp.

CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

Year ended September 30

	2003	2002
	$	$
		[Restated -
		see note 3]
Sales	6,206,250	5,050,391
Cost of sales	(2,175,816)	(1,760,719)

Gross margin	4,030,434	3,289,672

Expenses
Amortization	196,409	174,276
General and administrative	841,405	766,004
Research and development [note 14]	682,645	549,851
Settlement and employee termination costs	—	97,264
Sales and marketing	1,819,535	1,758,063
Technical services	146,802	157,997

Total expenses	3,686,796	3,503,455

Profit (loss) before the following	343,638	(213,783)

Interest income	19,220	17,144
Interest expense - long-term	(58,280)	(67,775)
- short-term	(14,968)	(10,653)
- preferred shares [note 11[c]]	(278,476)	(351,664)
Foreign exchange (loss) gain	(229,419)	101,523
Amortization of deferred share issue costs [note 11[c]]	(76,003)	(93,028)

Loss for the year before income taxes	(294,288)	(618,236)

Current income tax expense	15,000	45,600
Future income tax recovery [note 13]	(15,000)	(45,600)

Loss for the year	(294,288)	(618,236)

Deficit, beginning of year	(7,334,274)	(6,716,038)

Deficit, end of year	(7,628,562)	(7,334,274)

See accompanying notes

Kelsan Technologies Corp.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended September 30

	2003	2002
	$	$
		[Restated -
		see note 3]
OPERATING ACTIVITIES
Loss for the year	(294,288)	(618,236)
Item not involving cash:
Amortization	196,409	174,276
Loss on disposal of plant and equipment	25,415	—
Accrued interest on preferred shares	278,476	351,664
Amortization of deferred share issue costs	76,003	93,028
Stock based compensation	—	10,000

	282,015	10,732
Changes in non-cash working capital:
Accounts receivable	44,989	(243,777)
Investment tax credit receivable	45,104	20,000
Inventory	(231,344)	(115,369)
Prepaid expenses	(59,029)	2,788
Accounts payable and accrued liabilities	(120,567)	(50,309)

Cash (used in) operating activities	(38,832)	(375,935)

FINANCING ACTIVITIES
Share issue expenses	(46,063)	2,090,041
Repayments of long-term obligations	(150,188)	(167,451)
Redemption of preferred shares	—	(100,000)

Cash (used in) provided by financing activities	(196,251)	1,822,590

INVESTING ACTIVITIES
Release of restricted cash	80,822	78,477
Purchase of other assets	(115,127)	(65,040)
Purchase of plant and equipment	(171,771)	(91,293)

Cash (used in) investing activities	(206,076)	(77,856)

(Decrease) increase in cash for year	(441,159)	1,368,799
Cash and cash equivalents, beginning of year	1,754,112	385,313

Cash and cash equivalents, end of year	1,312,953	1,754,112

Supplemental cash flow information
Preferred shares reclassified as equity	(3,071,097)	—
Deferred share issue costs reclassified as equity	626,364	—
Capital lease addition	(55,959)	—
Shares issue in settlement of bonus	88,400	—

See accompanying notes

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

1. DESCRIPTION OF BUSINESS

Kelsan Technologies Corp. (the “Company”) was incorporated under the Company Act (British Columbia) on April 25, 1990. In 1999 the Company reorganized its legal structure by amalgamating with its 100% owned subsidiaries, Kelsan Lubricants Ltd. and Kelsan Paint and Chemical Industries Ltd., and was continued under the laws of Canada.

The Company has developed and commercialized proprietary friction management technology. The Company utilizes this technology in its products to control friction between metal and other surfaces, primarily between the metal surface of rail wheels and the railtrack. One group of the Company’s products reduces friction between these surfaces (lubricants), which in turn reduces wear and energy consumption. Another group (friction modifiers) controls friction at an intermediate level that reduces noise levels, energy, and the forces that degrade track structure. A third group increases friction to enhance locomotive traction performance. In addition, the Company is engaged in research and development activities to develop new water based liquid products based on its proprietary and patented friction modifier technology primarily for heavy haul freight.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles the more significant of which are as follows:

Basis of presentation

The consolidated financial statements include the accounts of Kelsan Technologies Corp. and the following wholly-owned subsidiary companies:

Country of
incorporation

Subsidiary Companies
Kelsan Technologies (USA), LLC	USA
Kelsan Technologies (Europe) Limited	UK
Kelsan Holdings Inc. (inactive)	USA
JAM Enterprises, Inc. (inactive)	USA

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Use of estimates

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing its consolidated financial statements are reasonable and prudent; however actual results could differ from these estimates.

Cash equivalents

Cash equivalents comprise highly liquid instruments with an original maturity of less than three months and are recorded at cost, plus accrued interest, which approximates market value.

Cost of sales

Cost of sales consists of the cost of inventory sold and the cost of inventory consumed in the design, manufacture and installation of products for trial purposes and includes applicable overhead and labour cost to manufacture the products.

Financial instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, investment tax credit receivable, restricted cash and accounts payable, the carrying values approximate fair value due to their short-term nature. Management has determined that the carrying value of the long-term obligations approximates fair value based on discounted cash flows at market rates. It is management’s opinion that the Company is not exposed to significant interest, currency, or credit risk arising from these financial instruments. The carrying value of the liability component of the preferred shares approximated fair value as the carrying value is being accreted to its estimated redemption value such that it will be recorded at its full value when the preferred shares become redeemable.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Foreign exchange

The Company follows the temporal method of accounting for the translation of foreign currency amounts into Canadian dollars. Under this method, monetary assets and liabilities expressed in foreign currencies are translated at rates of exchange in effect at the balance sheet date. All other assets and liabilities are translated at the rates prevailing at the dates the assets were acquired or liabilities incurred. Revenue and expense items are translated at the average exchange rate during the year. Exchange gains and losses are included in the determination of loss for the year.

Income taxes

The Company follows the liability method of accounting for income taxes under which future income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using substantively enacted tax rates and laws that are expected to be in effect in the periods in which assets or liabilities are expected to be realized or settled. A valuation allowance is provided to the extent that it is more likely than not that future income tax assets will not be realized.

Inventory

Inventory comprises raw materials, work in progress and finished goods. Raw materials are valued at the lower of average cost and replacement cost. Work in progress and finished goods are valued at the lower of average cost and net realizable value. Cost includes an allocation of labour and overhead expenses.

Research and development

Research costs are expensed in the period incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets Canadian generally accepted criteria for deferral and amortization. The Company has not deferred any other development costs to date.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Investment tax credits

The benefits of investment tax credits for scientific research and development expenditures are recognized in the period the qualifying expenditure is made providing there is reasonable assurance of recoverability. The investment tax credits recorded are based on management’s estimates of amounts expected to be recovered and are subject to audit by taxation authorities. The investment tax credit reduces the cost of expenditures for research and development.

Plant and equipment

Plant and equipment is recorded at cost less accumulated amortization. Amortization is provided over the estimated useful life of the assets on the following basis:

Manufacturing equipment	20% declining balance
Office and computer equipment	30% declining balance
Leasehold improvements	Straight line over term of lease

The Company monitors the recoverability of plant and equipment based upon estimates using factors such as future asset utilization, business climate and future undiscounted cash flows expected to result from the use of those assets or to be realized on sale. The Company’s policy is to write-down assets to their net recoverable amount using undiscounted cash flows in the period when it is likely that the carrying amount of the asset will not be recovered.

Other assets

The costs of acquiring technology and legal costs incurred during patent application are capitalized and amortized over five to ten years, the estimated useful life of the technology and patents, on a straight-line basis. If management subsequently determines that the unamortized cost exceeds the recoverable value based on estimated future undiscounted cash flows, such costs are included in the determination of loss for the year.

Revenue recognition

Sales are recognized upon shipment of products from the Company’s location, when title passes to the customer.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Stock based compensation

The Company has one stock-based compensation plan, which is described in note 11. No compensation expense is recognized for the plan when stock options are granted to executive officers, directors and employees. Any consideration received on the exercise of stock options or the purchase of stock is credited to share capital. Options issued to consultants are recognized as an expense over the vesting period using the Black-Scholes option pricing model.

Leases

Leases are classified as either capital leases or operating leases. Those leases which transfer substantially all the benefits and risks of ownership of the property to the Company are accounted for as capital leases. Capital lease obligations reflect the present value of future lease payments, discounted at the appropriate interest rate.

All other leases are accounted for as operating leases wherein rental payments are charged to income as incurred.

Accretion in carrying value of preferred shares

The carrying value of the preferred shares, which are redeemable or retractable, is accreted to their estimated redemption value through charges to income over the period up to their earliest redemption date based on the effective yield method at 20% per annum.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

3. CHANGES IN ACCOUNTING POLICIES

Preferred shares

During the year, the Company was required to retroactively adopt the new recommendations of the Canadian Institute of Chartered Accountants (“CICA”) relating to the presentation and disclosure of financial instruments. The adoption of these new recommendations required the restatement of the consolidated financial statements for the prior periods presented. Under the new recommendations, the issuer of a financial instrument is required to classify the instrument, or its component parts, as a liability or as equity in accordance with the substance of the contractual arrangement. As a result of adopting these new standards, the estimated fair value of the Company’s obligation to redeem the preferred shares and related accrued dividends was recorded as a liability. The estimated fair value of the holders’ conversion options was recorded in share capital. The share issuance costs related to the issuance of the preferred shares have been allocated pro-rata between deferred financing fees and the equity portion. The carrying value of the liability component of the preferred shares is accreted to its redemption value through charges to income, using a weighted average effective interest rate of approximately 20% per annum.

There was no adjustment to opening retained earnings as at October 1, 2001 as a result of this change. As at September 30, 2002, assets have increased by $626,364 and liabilities increased by $2,719,433. The loss for the year ended September 30, 2003 and the year ended September 30, 2002 increased by $354,479 and $444,692 respectively as a result of the change in accounting policy. During the year ended September 30, 2003 the terms of the preferred shares were changed and accordingly they are now classified as equity [note 11].

4. CONCENTRATION OF CREDIT RISK

At September 30, 2003, one customer represents 10% of the trade accounts receivable balance [2002 — three customers represented 30%]. For the year ended September 30, 2003 one customer represented 12% of sales [2002 — one customer represented 8%]. The investment tax credits receivable are due from the Federal and British Columbia governments.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

5. INVENTORY

	2003	2002
	$	$

Raw materials	93,132	52,161
Work in progress	18,965	14,997
Finished goods	514,072	327,667

	626,169	394,825

6. RESTRICTED CASH

	2003	2002
	$	$

Cash deposit [note 10]	—	80,822

	—	80,822

The cash deposit earned interest at the bank’s floating rate of 4.5% [2002 — 6.5%] less 4%. A portion of the cash deposit may be released when the amount of the cash deposit exceeds certain minimum balances on the outstanding Business Development Bank loans [note 10].

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

7. PLANT AND EQUIPMENT

		Accumulated	Net book
	Cost	amortization	value
	$	$	$

2003
Manufacturing equipment	745,386	447,690	297,696
Office and computer equipment	487,578	282,250	205,328
Leasehold improvements	103,995	103,995	—

	1,336,959	833,935	503,024

2002
Manufacturing equipment	695,852	412,220	283,632
Office and computer equipment	361,306	211,053	150,253
Leasehold improvements	103,995	95,814	8,181

	1,161,153	719,087	442,066

Included in office and computer equipment are assets under capital leases with a cost of $55,959 [2002 — $69,074] and related accumulated depreciation of $16,788 [2002 — $34,537].

8. OTHER ASSETS

		Accumulated	Net book
	Cost	amortization	value
	$	$	$

2003
Acquired technology	225,000	129,937	95,063
Patents	192,980	32,306	160,674

	417,980	162,243	255,737

2002
Acquired technology	225,000	100,687	124,313
Patents	65,040	6,504	58,536

	290,040	107,191	182,849

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

9. CREDIT FACILITY

At September 30, 2003, the Company had available a $200,000 [2002 — $200,000] borrowing facility comprising demand loans. At September 30, 2003, the facility was unutilized. The borrowings under the facility are subject to providing as collateral a term deposit in the amount drawn on the facility. The demand revolving loan bears interest at a rate equal to 1.25% per annum above the prime rate paid by the bank on the term deposit. The prime rate at September 30, 2003 was 4.5% [2002 — 6.5%].

10. LONG-TERM OBLIGATIONS

	2003	2002
	$	$

Business Development Bank loan, bearing interest at 2% over the bank’s floating rate plus a royalty equal to 0.3341% of sales with principal repayments of $7,000 per month. The Bank’s floating rate at September 30, 2003 was 4.5% [2002 - 6.5%] per annum	56,000	140,000

Business Development Bank loan, bearing interest at 10.7% per annum plus a royalty equal to 0.1956% of sales with principal repayments of $8,300 per month	—	50,215

Capital leases, bearing an effective interest rate of approximately 10% per annum [2002 - 12%]	70,151	30,165

	126,151	220,380
Current portion	(72,317)	(151,785)

Long-term obligations	53,834	68,595

Interest incurred with respect to the above loans for the year ended September 30, 2003 amounted to $48,836 [2002 — $67,775].

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

10. LONG TERM OBLIGATIONS (cont’d.)

Loans

As collateral for the Business Development Bank loans, the Company has provided the bank with a General Security Agreement providing a fixed and floating charge over all of the Company’s assets.

Effective August 11, 1999, the guarantee of the loans by certain shareholders was released upon providing the bank with a cash deposit of $271,250 which was restricted in use [note 6]. At September 30, 2003, the balance of the cash deposit was $nil [2002 — $80,822].

Covenants with the Business Development Bank require the Company, among other things, to maintain certain financial ratios and not to make changes to share capital, redeem shares or pay dividends without the bank’s prior written consent.

Principal repayments on long-term loans are as follows:

$

2004	56,000

56,000

Capital leases

Future minimum lease payments under capital leases are as follows:

$

2004	22,356
2005	22,356
2006	22,356
2007	16,767

83,835
Amount representing interest	(13,684)

Present value of future minimum lease payments	70,151
Amount due within one year	(16,317)

Long-term portion of obligation under capital lease	53,834

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL

[a] Authorized

Unlimited number of common shares without par value
Unlimited number of class A preferred shares without par value, issuable in series

On March 8, 2002, the directors approved the consolidation of the share capital on the following basis:

one common share for each ten common shares held
one series A class A preferred share for each ten Series A class A preferred share held

Accordingly all share, option, and warrant information for all years presented has been restated to give effect to the share consolidation.

[b] Issued and outstanding

Common shares	#	$

Balance, September 30, 2003 and 2002	1,889,929	8,293,496

Preferred shares

Balance, September 30, 2002	—	—
Preferred shares reclassified as equity due to change in legal terms [note 11[c]]	5,615,667	3,437,973
Associated deferred share issue cost [note 11[c]]	—	(596,424)

Balance, September 30, 2003	5,615,667	2,841,549

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL (cont’d.)

[c] Preferred shares

Series A class A preferred shares classified as debt	#	$

Balance, September 30, 2001	—	—
Issued for cash pursuant to private placements	4,535,586	2,267,793
Issued as bonus to employee	20,000	10,000
Redemption of shares	(200,000)	(100,000)
Issued to management for services	1,083,281	—
Accretion of discount at issuance	—	719,393
Share issue expenses	—	(177,752)
Accrued interest	—	351,663

Balance, September 30, 2002	5,438,867	3,071,097
Shares issued in settlement of bonus	176,800	88,400
Accrued interest	—	278,476
Preferred shares reclassified as equity due to change in terms [note 11[b]]	(5,615,667)	(3,437,973)

Balance, September 30, 2003	—	—

Deferred share issue costs on Series A class A preferred shares
classified as debt	$

Balance, September 30, 2001	—
Accretion of discount at issuance	(719,393)
Amortization of share issue costs	93,029

Balance, September 30, 2002	(626,364)
Share issue expenses	(46,063)
Amortization of share issue costs	76,003
Deferred share issue costs reclassified as equity [note 11[b]]	596,424

Balance, September 30, 2003	—

During the year ended September 30, 2002, the Company completed a financing through the issuance of Series A class A preferred shares. The Series A class A preferred shares have preferential rights upon liquidation, ranking senior to all other classes of shares.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL (cont’d.)

Series A class A preferred shareholders were entitled to cumulative dividends at a rate equal to a 20% annual return. The dividends were payable only upon liquidation, change of control, retraction or redemption of the Series A class A preferred shares. In the event a dividend is declared on the common shares, the Series A class A preferred shareholders are entitled to receive the same dividend.

In addition, the Series A class A preferred shares will automatically convert to common shares at the conversion ratio then in effect on occurrence of an initial public offering in which the gross proceeds to the Company are at least $20,000,000 and the per share price at which the securities are offered to the public is at least four times the issue price of the Series A class A preferred shares. In the event that any future equity financings are completed at a price less than the price paid by the Series A class A preferred share investors, the investors will receive an additional number of common shares necessary to adjust the average price per share to the price of the new round.

For the period from issuance to March 31, 2003, the Series A class A preferred shares were retractable at the option of the holder, and redeemable at the option of the Company, in cash, any time after more than five years had passed since the issue date, at the issue price plus unpaid preferred dividends and common dividends, if any. The retraction value of the shares issued to management for services and the share issue cost, recorded as deferred share issue costs, were being amortised in the statement of loss for the year over the five year period on a straight line basis.

The proceeds from the issuance of the preferred shares, which were redeemable at the holders’ option, were allocated to their liability and equity components based on their estimated fair values at time of issue. The carrying value of the liability component of the preferred shares is accreted to its estimated redemption value at its earliest redemption date through charges to income using the effective interest rate of 20%. As the implicit rate of interest on the Series A class A preferred shares was equal to the discount rate the total proceeds from the issuance of the Series A class A preferred shares was allocated to the liability component and no value was allocated to the equity component.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL (cont’d.)

On March 31, 2003 the Shareholders agreed to amend the terms of the Series A class A preferred shares to remove the retraction and redemption rights. As of April 1, 2003, the Series A class A preferred shares are now only convertible into common shares of the Company and accordingly they are no longer recorded as a liability but are recorded as equity. The associated share issue costs were also reclassified as equity.

[d] Stock options

Effective December 27, 2001, the Company adopted the 2001 stock option plan (the “2001 Plan”) and on March 8, 2002 approved an amendment to the plan, whereby 1,300,039 Series A class A preferred shares have been reserved for issuance under the Plan. Under the 2001 Plan, 183,750 previously issued stock options for common shares with a weighted average exercise price of $12.30 were cancelled and 183,750 stock options under the 2001 Plan were issued with a weighted average exercise price of $0.50. No stock based compensation was recorded as a result of the repricing of the stock options. Stock option transactions, including options issued prior to the above Plan, are as follows:

	Weighted	No. of
	average	preferred
	exercise price	shares issuable

Balance, September 30, 2001	0.50	183,750
Granted	0.50	55,000
Forfeited	0.50	(21,050)

Balance, September 30, 2002	0.50	217,700
Granted	0.50	67,000
Forfeited	0.50	(600)

Balance, September 30, 2003	0.50	284,100

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL (cont’d.)

The options are exercisable as follows:

Number of	Number of optioned shares
optioned shares at	currently exercisable at	Exercise price
September 30, 2003	September 30, 2003	$	Expiry date

73,100	73,100	0.50	September 17, 2009
5,000	5,000	0.50	June 14, 2010
5,000	5,000	0.50	August 3, 2010
79,000	79,000	0.50	October 2, 2010
60,000	60,000	0.50	March 8, 2007
62,000	4,250	0.50	July 18, 2013

284,100	226,350	0.50

[e] Stock warrants

During the year ended September 30, 1999, pursuant to an agency agreement to raise financing through private placements, the Company issued the following warrants with an exercise price of $10.00 for the purchase of one common share per warrant, expiring at the earlier of one year from an initial public offering or five years from the issue date:

Number of
Issue date	warrants

February 26, 1999	25,000
April 23, 1999	20,000
May 21, 1999	2,500

Balance as at September 30, 2002 and September 30, 2003	47,500

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

11. SHARE CAPITAL (cont’d.)

The rights of the holders of the stock warrants including the exercise price and the number of common shares issuable upon the exercise of the stock warrants will be adjusted from time to time if the Company subdivides or redivides the outstanding number of common shares into a greater number of common shares, consolidates, combines or reduces the number of common shares or issues common shares to all or substantially all holders of common shares by way of a stock dividend or other distribution. In each such event, as noted above, the exercise price, on the effective date, will be adjusted so that it will equal the amount determined by multiplying the exercise price in effect immediately prior to such date by a fraction of which the numerator shall be the total number of common shares before giving effect to such event and the denominator shall be the total number of common shares outstanding on such date after giving effect to such event.

[f] Anti-dilution provision

Pursuant to the terms of the February 6, 2002 private placement agreements the Company issued 4,535,586 series A class A preferred shares for $0.50 per share. Under the terms of the Investment Agreement the Company is required to issue additional shares to the subscribers to the private placements should the Company undertake subsequent issuances of shares at subscription prices below $0.50.

12. COMMITMENTS

Commitments

The Company has the following minimum lease payments under operating leases for premises and equipment:

$

2004	116,665
2005	116,665
2006	116,665
2007	116,665
2008	38,888

505,548

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

13. INCOME TAXES

At September 30, 2003, the Company has approximately $3,373,000 of non-capital losses for Canadian income tax purposes, which are available to offset taxable income of future years. The non-capital losses expire as follows:

$

2004	957,000
2005	30,000
2006	488,000
2007	1,253,000
2008	645,000
2009	—
2010	—

3,373,000

In addition, the Company has approximately $1,172,000 of research and development expenditures available for unlimited carryforward. The Company also has approximately $490,000 of net operating losses for US income tax purposes which begin to expire in 2012 and $106,000 of income tax losses for UK income tax purposes which may be carried forward indefinitely. Use of the Company’s US net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving average three year period.

The potential income tax benefits relating to these future tax assets have not been recognized in the consolidated financial statements as their realization did not meet the requirements of “more likely than not” under the liability method of tax allocation. Accordingly, no future tax assets have been recognized as at September 30, 2003 and 2002.

Kelsan Technologies Corp.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

September 30, 2003

14. RESEARCH AND DEVELOPMENT

	2003	2002
	$	$

Research and development expense	941,916	864,916
Investment tax credits	(259,271)	(315,065)

Net research and development expense	682,645	549,851

PORTEC RAIL PRODUCTS, INC.
INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

On November 30, 2004, Portec Rail Products, Inc. (“Portec Rail” or the “Company”), through its wholly owned subsidiary, Portec, Rail Products Ltd., acquired 100% of the outstanding common and preferred shares (the “Acquisition”) of Kelsan Technologies Corp. (“Kelsan”) for approximately $15.4 million ($18.2 million Canadian), including estimated acquisition related costs of approximately $496,000 and acquired cash of approximately $36,000. Excluding related acquisition costs, the Acquisition was entirely financed by a $14.9 million ($17.6 million Canadian dollar) seven-year term loan with, a Canadian financial institution through a newly established wholly owned subsidiary, 3094497 Nova Scotia Company (“Nova Scotia”). Although Nova Scotia is the actual borrower of the funds for tax purposes, Portec Rail is the sole guarantor of the term loan with substantially all of its United States assets pledged as collateral, as well as approximately $1.5 million of cash pledged as collateral in the form of a United States Treasury Bill through May 2005.

The accompanying unaudited pro forma condensed balance sheet as of September 30, 2004 gives effect to the Acquisition as if the Acquisition occurred on September 30, 2004. The accompanying unaudited pro forma condensed statements of income for the nine months ended September 30, 2004 and for the year ended December 31, 2003, gives effect to the Acquisition as if it occurred on the first day of each period presented. The Company made pro forma adjustments to the historical condensed statements of income to give effect for items that are (i) directly attributable, (ii) expected to have a continuing impact on the combined results, and (iii) are factually supportable. The Company made pro forma adjustments to the historical condensed balance sheet to give effect for items that are (i) directly attributable, and (ii) factually supportable.

The fiscal year end for Kelsan is September 30, whereas the fiscal year end of the Company is December 31. The unaudited pro forma condensed statement of income for the year ended December 31, 2003 is derived from Kelsan’s audited statement of income for the year ended September 30, 2003 and the Company’s audited statement of income for the year ended December 31, 2003. The unaudited pro forma condensed statement of income for the nine months ended September 30, 2004 is derived from Kelsan’s unaudited statement of income for the nine months ended September 30, 2004 and the Company’s unaudited statement of income for the nine months ended September 30, 2004.

The unaudited pro forma condensed financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the:

•	Accompanying Notes to Unaudited Pro Forma Condensed Financial Information;

•	The Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003;

•	The Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004, the quarter ended June 30, 2004 and the quarter ended March 31, 2004; and

•	Kelsan’s historical financial statements and notes for the fiscal year ended September 30, 2003 (included in this 8-K/A filing).

PORTEC RAIL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
As of September 30, 2004
(Dollars in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Portec Rail	Kelsan	Adjustments		Portec Rail
		(A)
Assets
Current assets
Cash and cash equivalents	$7,132	$1,689	$(1,653	)(D)	$7,168
Accounts receivable, net	12,299	1,280	(169	)(D)	13,410
Inventories, net	14,212	1,070	199	(D)	15,481
Prepaid expenses and other current assets	1,062	261	64	(D)	1,366
			(21	)(E)
Deferred income taxes	402	—	635	(D)	1,037

Total current assets	35,107	4,300	(945)		38,462

Property, plant and equipment	20,740	1,177	(733	)(D)	21,184
Less accumulated depreciation	(8,837)	(762)	762	(D)	(8,837)

	11,903	415	29		12,347

Other assets	95	—			95
Intangible assets	13,376	249	82	(C)	24,713
			11,006	(D)
Goodwill	5,124	—	3,920	(D)	9,044

Total assets	$65,605	$4,964	$14,092		$84,661

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$319	$13	$2,125	(B)	$2,457
Accounts payable	4,834	555	38	(D)	5,427
Accrued income taxes	925	—	65	(D)	990
Customer deposits	1,304	12	(5	)(D)	1,311
Accrued compensation	1,001	315	(197	)(D)	1,119
Other accrued liabilities	1,756	373	82	(C)	2,680
			(6	)(D)
			496	(E)
			(21	)(E)
Purchase price payable	775	—			775

Total current liabilities	10,914	1,268	2,577		14,759

Long-term debt, less current maturities	1,623	30	12,752	(B)	14,405
Accrued pension costs	1,686	—			1,686
Deferred income taxes	1,327	—	2,429	(D)	3,756
Contingent consideration payable	3,404	—			3,404
Other long-term liabilities	314	—			314

Total liabilities	19,268	1,298	17,758		38,324

Commitments and contingencies	—	—			—
Shareholders’ equity:
Common stock	9,551	6,575	(6,575	)(F)	9,551
Preferred stock	—	2,333	(2,333	)(F)	—
Additional paid-in capital	24,887	—			24,887
Retained earnings	13,026	(5,242)	5,242	(F)	13,026
Accumulated other comprehensive loss	(1,127)	—			(1,127)

Total shareholders’ equity	46,337	3,666	(3,666)		46,337

Total liabilities and shareholders’ equity	$65,605	$4,964	$14,092		$84,661

(The accompanying notes are an integral part of the unaudited pro forma condensed financial statements)

PORTEC RAIL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
For the nine months ended September 30, 2004
(Dollars in thousands, except earnings per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Portec Rail	Kelsan	Adjustments		Portec Rail
		(A)
Net sales	$50,729	$5,877	$(668	)(G)	$55,938
Cost of sales	36,940	2,216	(668	)(G)	38,416
			(72	)(J)

Gross profit	13,789	3,661	72		17,522

Selling, general and administrative	9,082	3,045	(122	)(H)	11,938
			57	(I)
			(119	)(K)
			(5	)(L)
Amortization expense	48	47	11	(C)	496
			390	(D)

Operating income (loss)	4,659	569	(140)		5,088

Interest expense	91	28	546	(B)	665
Other income, net	(42)	(46)			(88)

Income (loss) before income taxes	4,610	587	(686)		4,511
Provision (benefit) for income taxes	1,513	(232)	(244	)(O)	1,322
			77	(P)
			208	(Q)

Net income (loss)	$3,097	$819	$(727)		$3,189

Earnings per share
Basic	$.36				$.37
Diluted	$.36				$.37

Weighted average shares outstanding
Basic	8,711,150				8,711,150
Diluted	8,711,150				8,711,150

(The accompanying notes are an integral part of the unaudited pro forma condensed financial statements)

PORTEC RAIL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
For the year ended December 31, 2003
(Dollars in thousands, except earnings per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Portec Rail	Kelsan	Adjustments		Portec Rail
		(A)
Net sales	$57,564	$4,476	$(494	)(G)	$61,546
Cost of sales	40,986	1,611	(494	)(G)	42,013
			(90	)(J)

Gross profit	16,578	2,865	90		19,533

Selling, general and administrative	10,880	2,764	(146	)(H)	13,418
			72	(I)
			(152	)(K)
Amortization expense	78	40	14	(C)	629
			497	(D)

Operating income (loss)	5,620	61	(195)		5,486

Interest expense	353	53	772	(B)	1,136
			(42	)(M)
Other expense, net	85	345	(256	)(N)	174

Income (loss) before income taxes	5,182	(337)	(669)		4,176
Provision (benefit) for income taxes	1,784	(187)	(237	)(O)	1,302
			62	(P)
			(120	)(Q)

Net income (loss)	$3,398	$(150)	$(374)		$2,874

Earnings per share
Basic	$.52				$.44
Diluted	$.52				$.44

Weighted average shares outstanding
Basic	6,524,002				6,524,002
Diluted	6,524,002				6,524,002

(The accompanying notes are an integral part of the unaudited pro forma condensed financial statements)

PORTEC RAIL PRODUCTS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Kelsan’s fiscal year ends September 30, whereas the fiscal year end of Portec Rail is December 31. The unaudited pro forma condensed statement of income for the year ended December 31, 2003 includes Kelsan’s results for their fiscal year ended September 30, 2003 and Portec Rail’s results for the fiscal year ended December 31, 2003. The unaudited pro forma condensed statement of income for the nine months ended September 30, 2004 includes Kelsan’s results for the nine months ended September 30, 2004 and Portec Rail’s results for the nine months ended September 30, 2004. Kelsan’s results for the quarter ended December 31, 2003 were excluded from both unaudited pro forma condensed statements of income. For the quarter ended December 31, 2003, Kelsan’s net sales were approximately $1.2 million and net income was approximately $47,000.

(A)	Historical Kelsan financial statements are presented in Canadian dollars. The historical balance sheet was converted to U.S. dollars using an exchange rate of one Canadian dollar to $0.7928 as of September 30, 2004. The historical income statements were converted to U.S. dollars using an exchange rate of one Canadian dollar to $0.7536 for the nine months ended September 30, 2004 and one Canadian dollar to $0.7212 for the year ended December 31, 2003. Kelsan’s financials have been reclassified to conform to Portec Rail’s presentation.

(B)	To record current portion of long-term debt, the long-term portion of debt and the related interest expense for debt incurred to finance the Acquisition, as if the Acquisition occurred at the beginning of the respective periods. The Acquisition was financed entirely by a $14.9 million ($17.6 million Canadian dollars) seven-year term loan with, a Canadian financial institution. The term loan is repayable in 83 equal monthly installments of $210,050 Canadian dollars (approximately $177,000 U.S. dollars) and a final payment is due on the maturity date of November 30, 2011. The interest rate is the Canadian prime rate plus 1.25% to 1.75%.

(C)	To record deferred financing fees and related amortization expense as a result of the debt incurred to finance the Acquisition, as if the Acquisition occurred at the beginning of the respective periods. Financing fees consist of a loan origination fee and related legal fees.

(D)	To record estimated purchase accounting effects as if the acquisition had occurred on either the pro forma balance sheet date or on January 1 of the appropriate pro forma statement of income. Pro forma adjustments to remove, from the September 30, 2004 pro forma condensed balance sheet, assets and liabilities of Kelsan, which were not acquired or assumed, and the allocation of the purchase price to the assets acquired and liabilities assumed. The Company’s preliminary estimate for the purchase price allocation related to the November 30, 2004 Acquisition is as follows:

(In Thousands)
Cash and cash equivalents	$36
Accounts receivable, net	1,111
Inventories, net	1,269
Prepaid expenses and other current assets	325
Deferred tax assets (current and long-term)	2,126
Property, plant and equipment, net	444
Identifiable intangibles assets	11,255
Goodwill	3,920

Total assets acquired	20,486

Current maturities of long-term debt (capital leases)	$13
Accounts payable	593
Income taxes payable	65
Customer deposits	7
Accrued compensation	118
Other accrued liabilities	367
Long-term debt, less current maturities (capital leases)	30
Deferred tax liability (long-term)	3,920

Total liabilities	5,113

Net assets acquired	$15,373

PORTEC RAIL PRODUCTS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The acquired intangible assets and their current estimated useful lives are as follows (in thousands):

Identifiable intangible assets	Amortization period	Amount
LCF stick technology	15 years	$6,030
KELTRACK technology	28 years	5,013
Patents	5 years	212

		$11,255

Intangible asset values for Kelsan’s LCF stick technology and KELTRACK technology were determined by a preliminary independent valuation of the present value of the estimated future cash flows less an estimate of costs to maintain the different technologies. These values and amortization periods are subject to change based on the completed valuation. Intangible assets related to patents consist of legal and filing costs incurred in obtaining patents. The pro forma condensed statement of income reflects the appropriate adjustment to record amortization expense for the acquired intangibles as if the Acquisition occurred at the beginning of the respective periods.

(E)	To record estimated acquisition costs in connection with the Acquisition, as if the Acquisition occurred at the beginning of the respective periods.

(F)	To eliminate historical Kelsan equity accounts.

(G)	To eliminate inter-company sales and corresponding cost of sales dollar for dollar. For the periods presented, all products relating to inter-company sales were also sold to an unrelated third party in the same period.

(H)	Pro forma adjustment to remove salaries, benefits and expenses during the respective periods for Patrick Rooney, former President and CEO of Kelsan, and one administrative employee at Kelsan’s Canadian office, as if the Acquisition occurred at the beginning of the respective periods.

(I)	To record a consulting agreement with Patrick Rooney related to post acquisition integration, as if the Acquisition occurred at the beginning of the respective periods.

(J)	Pro forma adjustment to remove warehouse lease expense as a result of relocating inventory from Kelsan’s United Kingdom warehouse facility to Portec Rail’s United Kingdom manufacturing facility and to remove salaries and benefits as a result of the elimination of one warehouse employee in the United Kingdom, along with the elimination of one operational employee at Kelsan’s Canadian location, as if the Acquisition occurred at the beginning of the respective periods.

(K)	Pro forma adjustment to eliminate certain duplicate administration costs as the Company expects to achieve certain combined synergy savings related to travel and trade shows expenses of approximately $74,000 Canadian dollars, reduced legal expenses of approximately $67,000 Canadian dollars associated with the maintenance of Kelsan’s private shareholder group, and reduced professional and other expenses of approximately $70,000 Canadian dollars related to costs associated with audit services, tax services, marketing services and information technology services, as if the Acquisition occurred at the beginning of the respective periods.

(L)	Pro forma adjustment to remove Kelsan’s acquisition related expenses incurred for legal and professional services, as if the Acquisition occurred at the beginning of the respective periods.

(M)	Pro forma adjustment to eliminate Kelsan’s interest expenses related to their long-term debt financing, as if the Acquisition occurred at the beginning of the respective periods. Elimination of interest on Kelsan long- term indebtedness on the basis that any previously existing long-term debt would have been repaid prior to the Acquisition.

PORTEC RAIL PRODUCTS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(N)	Pro forma adjustment to eliminate interest costs related to Kelsan’s preferred shareholders and the related amortization expenses of deferred share issuance costs, as if the Acquisition occurred at the beginning of the respective periods.

(O)	To record income tax effect of the pro forma entries at a Canadian effective tax rate of 35.5%, as if the Acquisition occurred at the beginning of the respective periods.

(P)	Pro forma adjustment to record a reduction in research and development tax credits resulting from Kelsan no longer meeting the Canadian tax requirements for a Canadian controlled private company. Tax credits adjusted as if the Acquisition and the loss of Canadian controlled private company status occurred at the beginning of the respective periods.

(Q)	To record tax expense (benefit) on historical Kelsan income (loss) before income taxes resulting from a purchase accounting adjustment to record deferred tax assets, primarily as a result of Kelsan’s previous net operating loss carry-forwards and research and development expense carry-forwards, as if the Acquisition occurred at the beginning of the respective periods. Taxes recorded as if the deferred tax assets were established at the beginning of the respective periods.